                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  FORM 8-K/A-4

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 17, 2000
                                                           ------------


                                NTL INCORPORATED

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               (Exact Name of Registrant as Specified in Charter)


Delaware                               0-30673                   13-4105887

--------------------------------------------------------------------------------

(State or Other Jurisdiction         (Commission               (IRS Employer
of Incorporation)                    File Number)            Identification No.)



     110 East 59th Street, New York, New York                   10022

--------------------------------------------------------------------------------

     (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's Telephone Number, including area code: (212) 906-8440




--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets.

         The registrant hereby amends its Current Report on Form 8-K, dated May 30, 2000, as amended by Form 8-K/A, dated July 13, 2000, Form 8-K/A-2, dated August 25, 2000 and Form 8-K/A-3, dated August 30, 2000, by filing financial statements of the acquired business, CWC ConsumerCo a division of NTL (CWC) Limited (formerly Cable & Wireless Communications Limited).


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements

         CWC ConsumerCo a division of NTL (CWC) Limited (formerly Cable & Wireless Communications Limited) Report and financial statements as of March 31, 1999 and 2000 and for the three years ended March 31, 2000



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  NTL INCORPORATED
                                  (Registrant)



                                  By: /s/  Gregg N. Gorelick
                                  --------------------------
                                  Name:  Gregg N. Gorelick
                                  Title: Vice President-Controller


Dated:  October 6 , 2000

            CWC ConsumerCo a division of
            NTL (CWC) Limited

            (formerly Cable & Wireless Communications Limited)





            Report and financial statements as of March 31, 1999
            and 2000 and for the three years ended March 31, 2000









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


FINANCIAL STATEMENTS OF CWC CONSUMERCO


REPORT OF INDEPENDENT AUDITORS

TO THE DIRECTORS OF NTL INCORPORATED

We have audited the accompanying financial statements of CWC ConsumerCo as of March 31, 1999 and 2000 and for the three years ended March 31, 2000 which have been prepared on the bases and in accordance with the accounting policies set out therein under the historical cost convention.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Directors of ntl (CWC) Limited are responsible for the preparation of the financial statements in accordance with the applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors, are established by the United Kingdom Auditing Practices Board and by our profession's ethical guidance.

BASIS OF OPINION

We conducted our audit in accordance with generally accepted auditing standards in the United States. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the Directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of CWC ConsumerCo, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the state of affairs of CWC ConsumerCo as at March 31, 1999 and 2000 and of CWC ConsumerCo's results and cash flows for each of the three years ended March 31, 2000 in accordance with the bases of preparation detailed in the accompanying financial statements, applied using accounting principles generally accepted in the United Kingdom.

RECONCILIATION TO US GAAP

Accounting practices used by CWC ConsumerCo in preparing the accompanying financial statements conform with generally accepted accounting principles in the United Kingdom, but do not conform with generally accepted accounting principles in the United States. A description of these differences and a reconciliation of net loss and shareholders' equity to generally accepted accounting principles in the United States is set out in Note 35.


Arthur Andersen
   Chartered Accountants

London
   United Kingdom

   6th October 2000

COMBINED PROFIT & LOSS ACCOUNT
For the year ended March 31

-----------------------------------------------------------------------------------------------------------------------------

                                                             Note                2000               1999               1998
                                                                     Pound Sterling m   Pound Sterling m   Pound Sterling m
TURNOVER
Continuing operations                                                             694                688                104
Acquisitions                                                                        -                  -                446
                                                             4                    694                688                550

OPERATING COSTS
Outpayments and other cost of sales                          5                  (269)              (251)              (188)
GROSS PROFIT                                                                      425                437                362
Millennium and NCNC costs                                   5, 6                 (12)               (16)                (2)
Other operating expenses (net)                               5                  (270)              (241)              (197)
Depreciation and amortisation                               5, 7                (156)              (135)              (103)

OPERATING (LOSS) / PROFIT
Continuing operations                                                            (13)                 45                 49
Acquisitions                                                                        -                  -                 11
TOTAL OPERATING (LOSS) / PROFIT                                                  (13)                 45                 60
Costs of fundamental reorganisation                          10                     -                  -               (96)
Release of surplus fundamental reorganisation provision                             2                  -                  -
Profit on disposal of tangible fixed assets                                         1                  -                  -
Net interest payable                                         11                 (190)              (179)              (121)
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                  7                  (200)              (134)              (157)
Taxation                                                     12                    34                  -                  -
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                                      (166)              (134)              (157)
Minority interests                                                                  1                (1)                  -
NET LOSS - TRANSFER TO RESERVES                                                 (165)              (135)              (157)
=============================================================================================================================

As more fully explained in Note 2, CWC ConsumerCo did not operate as a separate legal or reporting entity throughout the period. Accordingly the above profit and loss account may not be representative of its future results.

All operations are continuing.

There are no recognised gains or losses other than those reflected in the combined profit and loss account and accordingly, no statement of total recognised gains and losses is presented.

The accompanying notes are an integral part of this combined profit and loss account.

COMBINED BALANCE SHEET
As at March 31


-------------------------------------------------------------------------------------------------------------------------

                                                              Note                2000                   1999
                                                                      Pound Sterling m       Pound Sterling m
FIXED ASSETS
Intangible assets                                              13                    8                      8
Tangible assets                                                14                3,167                  2,860
                                                                                 3,175                  2,868

CURRENT ASSETS
Debtors:
    Due within one year                                        15                  131                     67
    Due after one year                                         15                   68                     69
Debtors within receivables securitisation                      16
    Gross debtors                                                                   56                     85
    Non-returnable proceeds                                                       (29)                   (62)
                                                                                    27                     23
Cash at bank and in hand                                                            87                    127
                                                                                   313                    286
CREDITORS: amounts falling due within one year                 17                (826)                  (487)
NET CURRENT LIABILITIES                                                          (513)                  (201)

TOTAL ASSETS LESS CURRENT LIABILITIES                                            2,662                  2,667
CREDITORS: amounts falling due after more than one year        18              (3,075)                (2,916)
PROVISIONS FOR LIABILITIES AND CHARGES                         19                  (6)                   (14)
NET LIABILITIES                                                                  (419)                  (263)

CAPITAL AND RESERVES
Called up share capital                                        21                  748                    746
Share premium                                                  22                   17                      9
Other reserves                                                 22              (1,199)                (1,034)
Equity shareholders' funds                                                       (434)                  (279)
Equity minority interest                                                            15                     16
                                                                                 (419)                  (263)
=========================================================================================================================

The accompanying notes are an integral part of this combined balance sheet.



APPROVED AND SIGNED ON BEHALF OF THE BOARD



6th October 2000



By: /s/ David W. Kelham
-----------------------------
Name: David W. Kelham
Title: Group Commercial Director
       ntl Group Ltd.

COMBINED CASH FLOW STATEMENT
For the year ended March 31

                                                                            Note             2000            1999           1998
                                                                                            Pound           Pound          Pound
                                                                                       Sterling m      Sterling m     Sterling m
----------------------------------------------------------------------------------------------------------------------------------
Net cash (outflow)/ inflow before fundamental reorganisation costs and IT                    (89)            220            386
outsource
Outflow related to fundamental reorganisation costs and IT outsource                          (6)            (41)           (30)
----------------------------------------------------------------------------------------------------------------------------------
NET CASH (OUTFLOW) / INFLOW FROM OPERATING ACTIVITIES                         27             (95)             179            356
----------------------------------------------------------------------------------------------------------------------------------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                               5              15             10
Interest paid                                                                               (224)           (227)          (144)
----------------------------------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                       (219)           (212)          (134)
----------------------------------------------------------------------------------------------------------------------------------
TAXATION
UK Corporation tax paid                                                                         -               -           (16)
----------------------------------------------------------------------------------------------------------------------------------
TAX PAID                                                                                        -               -           (16)
----------------------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                           (452)           (375)          (529)
Interest bearing deposit (net of VAT)                                                           -           (109)              -
Sale of tangible fixed assets                                                                  19              57              -
----------------------------------------------------------------------------------------------------------------------------------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                          (433)           (427)          (529)
----------------------------------------------------------------------------------------------------------------------------------
ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings, net of cash acquired                     28                -               -             88
Disposal of  business                                                         28                -               4              -
----------------------------------------------------------------------------------------------------------------------------------
NET CASH INFLOW FROM ACQUISITIONS AND DISPOSALS                                                 -               4             88
----------------------------------------------------------------------------------------------------------------------------------
EQUITY DIVIDENDS PAID
Ordinary dividends paid                                                                         -               -            (9)
----------------------------------------------------------------------------------------------------------------------------------
CASH OUTFLOW BEFORE FINANCING                                                               (747)           (456)          (244)
----------------------------------------------------------------------------------------------------------------------------------
FINANCING
Increase in bank and other loans                                                              932             669          3,257
Increase in share capital                                                                       1               -              -
Net proceeds from issue of loan notes                                                           -             433          1,585
Repayment of debt                                                                           (222)           (736)        (4,448)
Capital element of finance lease rental payments                                              (4)            (12)            (6)
----------------------------------------------------------------------------------------------------------------------------------
(DECREASE) / INCREASE IN CASH                                                29              (40)           (102)            144
==================================================================================================================================

The accompanying notes are an integral part of this combined cash flow statement.

RECONCILIATION OF MOVEMENTS IN EQUITY SHAREHOLDERS' FUNDS
For the year ended March 31

                                                               Note            2000             1999            1998
                                                                              Pound            Pound           Pound
                                                                         Sterling m       Sterling m      Sterling m
-----------------------------------------------------------------------------------------------------------------------
Loss for the financial year                                                   (165)            (135)           (157)
Share issues                                                 21, 22              10               10           1,957
Goodwill acquired and written off during the year                                 -                -         (2,006)
Other movements on reserves                                                       -             (31)             (7)
-----------------------------------------------------------------------------------------------------------------------
Net decrease in equity shareholders' funds                                    (155)            (156)           (213)
Equity shareholders' funds at beginning of year                               (279)            (123)              90
-----------------------------------------------------------------------------------------------------------------------
EQUITY SHAREHOLDERS' FUNDS AT END OF YEAR                                     (434)            (279)           (123)
=======================================================================================================================

The accompanying notes are an integral part of this reconciliation of movements in equity shareholders' funds.





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


1        BACKGROUND
--------------------------------------------------------------------------------

         On July 26, 1999, Cable and Wireless plc ("Cable and Wireless"), NTL Incorporated ("NTL") and Cable & Wireless Communications (now ntl
         (CWC) Limited and hereafter "ntl (CWC)") announced that they had agreed to propose a restructuring of ntl (CWC) to its shareholders. The restructuring was agreed by the shareholders, and completed on May
         30, 2000.

         As part of the restructuring, ntl (CWC), which was a 52.8% owned subsidiary of Cable and Wireless was separated into its residential cable, business cable, indirect residential telephony, residential internet and digital television development and services businesses, referred to as CWC ConsumerCo, and its corporate, business, internet protocol and wholesale operations, referred to as CWC Data Co. NTL indirectly acquired all of CWC ConsumerCo and Cable and Wireless indirectly acquired the interest in CWC DataCo. which was not already attributable to it, thereby achieving 100% ownership of CWC DataCo. These two acquisitions, collectively, are referred to as the "Transaction".


2        BASIS OF PREPARATION
--------------------------------------------------------------------------------

  a)     STRUCTURE OF FINANCIAL STATEMENTS

         The financial statements, have been prepared on the basis set out within the "Basis of preparation" below. In the financial statements, ntl (CWC) and its subsidiary undertakings, as appropriate, are referred to as "ntl (CWC) group".

         The activities of CWC ConsumerCo were carried out as an integral part of the ntl (CWC) group and as such the operations comprising CWC ConsumerCo were carved out from the financial statements of the ntl
         (CWC) group. Consequently, certain revenues, costs, assets and liabilities previously reported within legal entities, comprising the ntl (CWC) group, have been allocated to CWC ConsumerCo to reflect the assets and liabilities attributable to CWC ConsumerCo and the results of such operations for the periods shown.

         As a result of the carve out, the combined balance sheet presents an "Other reserves" balance for CWC ConsumerCo, consistent with the fact that CWC ConsumerCo did not operate as a standalone group. Accordingly, the net liabilities position is presented with an equal and opposite equity shareholders' funds figure after including this "Other reserves" balance which represents the investment in CWC ConsumerCo held by the ntl (CWC) group.

         The financial statements have been prepared specifically in connection with the acquisition of CWC ConsumerCo by NTL and consequently do not contain certain reports, disclosures or other matters that would be required under the UK Companies Act 1985.

         Further, the financial statements do not necessarily reflect the terms of the Transaction agreement referred to in Note 1 above.

  b)     BASIS OF PREPARATION

         REVENUE

         All CWC ConsumerCo's revenues are specifically identifiable from the total revenues of the ntl (CWC) group.

         SPECIFICALLY ATTRIBUTABLE COSTS, ASSETS AND LIABILITIES

         Most of the costs, assets and liabilities reflected in the financial statements are specifically identifiable to CWC ConsumerCo. Such specific costs, assets and liabilities have been allocated directly to CWC ConsumerCo.

         -        Outpayments

                  Outpayments and other cost of sales figures represent third party costs incurred by CWC ConsumerCo.

         ALLOCATION OF INDIRECTLY ATTRIBUTABLE COSTS, ASSETS AND LIABILITIES

         Where costs, assets and liabilities were incurred for the benefit of CWC ConsumerCo, but could not be specifically identified, an allocation has been made.

         Indirectly attributable costs, assets and liabilities have been allocated using bases which the Directors believe provide an appropriate mechanism to carve out CWC ConsumerCo's financial results for the three years ended March 31, 2000 and financial position as at March 31, 1999 and 2000, from the ntl (CWC) group financial statements.

         COSTS

         Particular indirectly attributable costs have been allocated consistently on the following bases unless otherwise stated:

         -        Net operating expenses - three years ended March 31, 2000

                  Net operating expenses consist primarily of network operations and central ntl (CWC) group support costs, principally those of the Finance and IT departments. A significant element of these costs are staff related.

                  - Network operations costs have been allocated based upon the relative usage of the ntl (CWC) group telecommunications network by those products and services provided by CWC ConsumerCo.

                  - Staff and related costs have been allocated based upon management's estimation of the relative proportion of individuals' time providing services to CWC ConsumerCo. The Directors believe that this provides a fair allocation of costs to CWC ConsumerCo.

                  - IT department costs relating to general IT support and services have been allocated in the proportion of CWC ConsumerCo headcount, including allocated headcount, to total ntl (CWC) group headcount. Specific IT projects and systems have been allocated on the basis of estimated usage by CWC ConsumerCo.

                  - Finance department costs have been allocated in the proportion of CWC ConsumerCo headcount (including allocated headcount) to total ntl (CWC) group headcount. In the year ended March 31, 1998 these costs were allocated on the basis of revenue due to the lack of retrospective information regarding Finance department headcount. The Directors believe that despite the different bases applied the overall allocation is appropriate.

                  - Facilities and other related costs have been allocated based on relative usage by CWC ConsumerCo.

         -        Depreciation

                  Depreciation for the three years ended 31 March 2000 has been allocated consistent with the allocation of fixed assets to CWC ConsumerCo.

         ASSETS AND LIABILITIES

         Particular indirectly attributable assets and liabilities have been consistently allocated on the following bases as at March 31, 1999 and 2000 unless otherwise stated:

         -        Fixed assets

                  CWC ConsumerCo has allocated fixed asset additions and disposals on the basis of management's estimate of relative usage of those assets. The Directors believe this fairly presents the historic asset base attributable to CWC ConsumerCo.

         -        Trade creditors

                  Trade creditor amounts relate to operating and capital expenditure. Where not specifically attributable, such amounts have been allocated based on the allocation to CWC ConsumerCo of net operating expenses and capital expenditure.

         -        Debt

                  Substantially all ntl (CWC)'s debt has been allocated to CWC ConsumerCo on the basis that it is primarily used to fund CWC ConsumerCo activities. See Note 18.

         -        Other assets and liabilities

                  Prepayments and accrued income and accruals and deferred income amounts are attributable to specific CWC ConsumerCo cost centres and where not specifically attributable, have been allocated based on the allocation of the net operating expenses to each respective cost centre.

         LIMITATIONS ON USE OF FINANCIAL STATEMENTS

         Because of the allocations referred to above and the proposed changes in the structure and financing of CWC ConsumerCo going forward, these financial statements should not be relied upon as being representative of the future financial position or performance of CWC ConsumerCo. In particular:

         - Outpayments for all periods presented are not representative of those amounts that will be incurred by CWC ConsumerCo in the future as it will need to enter into arms' length arrangements for the carriage and delivery of telecommunications traffic and services either with CWC DataCo and with other third parties.

         - The operating costs attributed to CWC ConsumerCo for the year ended March 31, 2000 are not representative of the costs it will incur after the proposed transaction as they represent the carve out of costs incurred by the ntl (CWC) group, which was managed as an integrated business. The activities of CWC ConsumerCo on a stand alone basis may be restructured following the transaction which may result in certain costs being duplicated, other costs being avoided altogether and yet other costs being incurred. For this reason the reported result for the year ended March 31, 2000 is not representative of the amounts to be incurred by CWC ConsumerCo after the Transaction.

         - In view of the refinancing and corporate restructuring of the businesses, the debt, interest and taxation figures included in these financial statements are not representative of the amounts of those items for CWC ConsumerCo following the Transaction.


3      STATEMENT OF ACCOUNTING POLICIES
--------------------------------------------------------------------------------

   The financial statements have been prepared applying CWC ConsumerCo's accounting policies and no adjustments have been made with respect to any differences between these and NTL's accounting policies.

   The principal accounting policies of CWC ConsumerCo, which have been applied consistently throughout the three years ended March 31, 2000, unless expressly stated otherwise, are as follows:

   a) BASIS OF ACCOUNTING
      The financial statements have been prepared applying accounting principles generally accepted in the United Kingdom and on the historical cost basis.

      The results of subsidiary undertakings acquired or disposed of during the year are included from the date of their acquisition or up to the date of their disposal, except for the acquisition of Mercury Communications Limited which has been merger accounted for under the group reorganisation provisions of FRS 6 "Acquisitions and mergers".

      Intercompany sales and profits are eliminated fully.

   b) TURNOVER AND REVENUE RECOGNITION
      Turnover, which excludes value added tax, represents the amount receivable in respect of services provided to customers in each year and is accounted for on the accruals basis. At the end of each year adjustments are recorded to defer revenue with respect to services invoiced in advance and to accrue for unbilled services.

   c) INTERCONNECTION WITH OTHER OPERATORS
      When operators of other national and international telecommunications networks carry traffic, the charges incurred are matched with the associated revenues. All charges payable to, or by, overseas telecommunications administrations are negotiated separately and are subject to continuous review.

      Charges payable by CWC ConsumerCo to British Telecommunications plc, referred to as BT, for the conveyance of traffic and connections to the BT network are subject to government regulation in the form of a determination by OFTEL, the Office of Telecommunications. During 1998, the basis for calculation of these charges changed from one based on the fully allocated historic cost of providing the delivery mechanism on their network, to one based upon the long-run incremental cost of providing that service.

      Up until September 30, 1997, OFTEL undertook a review, in the form of a determination, after the end of each financial year, and for the half year to September 30, 1997, to assess the bases used for the calculation of the charges made in that year. Amendments were backdated to take effect from April 1, in the year under review, but were accounted for in subsequent financial periods.

      Since October 1, 1997, the charging mechanism has been designed to reflect the commercial considerations surrounding a competitive market. OFTEL has set a framework of controls within which BT will have the price flexibility to set its own charges. The degree of control depends on the competitiveness of the services concerned.

   d) GOODWILL
      With effect from April 1, 1998, goodwill arising on the acquisition of subsidiary undertakings and businesses, being the difference between the fair value of the purchase consideration and the fair value attributed to the identifiable assets and liabilities acquired, is capitalised and amortised in equal annual instalments through the profit and loss account over the ntl (CWC)' Directors' estimate of its useful economic life.

      CWC ConsumerCo periodically reviews events and changes in circumstances to determine whether the recoverability of the carrying value of goodwill should be reassessed. An impairment assessment is performed whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

      As permitted under the transitional provisions in FRS 10, "Goodwill and Intangible Assets", goodwill on acquisitions prior to April 1, 1998 is dealt with as a movement on reserves. Where subsidiary undertakings are wholly or partially disposed of during the year, goodwill that was written off to reserves or has not been amortised through the profit and loss account is charged to the profit and loss account.

   e) TANGIBLE FIXED ASSETS AND DEPRECIATION
      Tangible fixed assets are recorded at cost, which includes materials, direct labour and other incremental costs applicable to the design, construction and connection of the telecommunications and cable television networks and equipment. Other incremental costs capitalised include all costs of those departments responsible solely for design, construction and connection. Where departments spend only part of their time on functions directly connected with design, construction and connection, the relevant proportion of total costs is capitalised. Costs which are initially capitalised in projects under construction where the projects do not become operational are written off to the profit and loss account, once it is determined that the project will not become operational.

      Costs of departments relating to revenue related operations such as direct selling, marketing and other customer related departments, are not capitalised.

      CAPITALISATION OF INTEREST
      Interest is capitalised as part of the cost of separately identifiable major capital projects, up to the time that such projects are substantially complete. The amount of interest capitalised is calculated as the capitalisation rate multiplied by the weighted average carrying amount of major capital projects under construction during the period.

      DEPRECIATION
      Depreciation is provided on the difference between the cost of tangible fixed assets and the estimated residual value in equal annual instalments over the estimated useful lives of the assets. These lives are as follows:

      LAND AND BUILDINGS:                LIVES

      freehold buildings                 40 years
      leasehold land and buildings       up to 40 years or term of lease if less
      leasehold improvements             remaining term of lease or expected
                                         useful life of the improvements if less

      COMMUNICATIONS NETWORK PLANT AND EQUIPMENT:

      ducting and network construction   10 to 40 years
      electronic equipment and cabling   10 to 20 years
      other network plant and equipment  6 to 25 years

      NON-NETWORK PLANT AND EQUIPMENT    3 to 10 years

      Freehold land, where the cost is distinguishable from the cost of the building thereon, is not depreciated.

      After a portion of the network is fully constructed and released to operations, depreciation of the network commences either when target rates of penetration are achieved or no later than one year after the release date.

   f) LEASED ASSETS
      Where assets are financed by leasing agreements that give rights approximating to ownership, the assets are treated as if they had been purchased outright. The amount capitalised is the present value of the minimum lease payments payable during the lease term. The corresponding leasing commitments are shown as obligations to the lessor. Lease payments are split between capital and interest elements using the annuity method. Depreciation on the relevant assets and interest are charged to the profit and loss account.

      All other leases are operating leases and the annual rentals are charged to operating profit on a straight line basis over the lease term.

   g) FIXED ASSET INVESTMENTS
      Fixed asset investments are stated at cost less provisions for impairment. Any impairment is charged to the profit and loss account in the year in which it is identified.

   h) DEFERRED TAXATION
      The charge for taxation is based on the results for the year and takes into account taxation deferred because of timing differences between the treatment of certain items for taxation and accounting purposes. CWC ConsumerCo provides for deferred tax unless there is a reasonable probability that the liability will not arise in the foreseeable future. Where deferred tax is provided, the liability method is used. No deferred tax assets are recognised in respect of accumulated tax losses.

   i) PENSIONS
      DEFINED CONTRIBUTION SCHEMES
      Where CWC ConsumerCo companies through the ntl (CWC) group participate in defined contribution pension schemes for their employees, the pension costs charged to the profit and loss account represent contributions payable during the year.

      DEFINED BENEFIT SCHEMES
      CWC ConsumerCo through the ntl (CWC) group also participates in a defined benefit pension scheme operated by Cable and Wireless for certain employees. The regular cost of providing benefits is charged to operating profit over the service lives of the members of the scheme so as to achieve a constant percentage of pensionable pay.

   j) FOREIGN CURRENCIES
      Transactions are translated into sterling at the rate of exchange ruling on the date of the transaction. All outstanding monetary assets and liabilities denominated in foreign currency are retranslated at the rates ruling at the balance sheet date. Any exchange differences arising are dealt with through the profit and loss account.

      The results of overseas operations are translated at the average rate of exchange during the period and their balance sheets at the rate ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and results of overseas operations are dealt with through reserves. All other exchange differences are included in the profit and loss account.

   k) FORWARD EXCHANGE CONTRACTS AND INTEREST RATE SWAPS
      CWC ConsumerCo through the ntl (CWC) group uses financial instruments, including forward exchange contracts and interest rate swaps, in its management of exchange rate and interest rate exposures. While these instruments are subject to the risk of loss from changes in exchange rates and interest rates, these losses would generally be offset by gains in the related exposures.

      Financial instruments are only used to hedge underlying economic exposures. CWC ConsumerCo does not speculate in derivative financial instruments.

      Realised and unrealised gains and losses on forward contracts which hedge firm third party commitments are recognised in the profit and loss account in the same period as the gain or loss on the underlying transaction. Net interest paid or received on interest rate swaps is included in interest expense on an accruals basis.

   l) CAPITAL INSTRUMENTS AND FINANCING COSTS
      Capital instruments are accounted for and classified as equity or non-equity share capital, equity or non-equity minority interests or debt according to their form. The costs of issue of non-equity and debt capital instruments are charged to the profit and loss account on an annual basis over the life of the instruments at a constant rate on the carrying amount. Where permitted by law, a corresponding amount is subsequently transferred from the share premium account to retained earnings. The cost of issue of equity instruments is written off against the share premium account.

   m) PROVISIONS
      CWC ConsumerCo accounts for provisions in accordance with FRS12 "Provisions and Contingencies". Consequently, provisions are only recognised when CWC ConsumerCo has a legal or constructive obligation to transfer economic benefits as a result of past events. To the extent that the provisions are surplus to requirements they are released in the profit and loss account.

   n) IT OUTSOURCE
      CWC ConsumerCo through the ntl (CWC) group has entered into a 10 year contract for the provision of commercial IT services. Certain costs are paid in advance of the benefit received. These costs are deferred and amortised over the period during which benefit is derived. The charge for the provision of the consolidated billing system is amortised over the expected levels of billing activity.

   o) MILLENNIUM AND NATIONAL CODE NUMBER CHANGE COSTS
      Costs incurred in modifying existing software to achieve Year 2000 compliance are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves compliance, but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset, in accordance with Urgent Issues Task Force Abstract 20, "Year 2000:
      Accounting and Disclosures".

      Costs incurred in modifying equipment in preparation for National Code Number Changes are normally written off to the profit and loss account in the period in which they are incurred. However, to the extent that any expenditure not only achieves the necessary modification but also represents an enhancement of an asset's service potential, it is capitalised and depreciated over the estimated remaining useful life of the asset.

4        TURNOVER
--------------------------------------------------------------------------------

Turnover derives from:

- local, national and international telecommunications and cable television services; and

-        the sale and rental of telecommunications equipment.

Turnover comprised the following:


                                                        2000                      1999                      1998
                                            Pound Sterling m          Pound Sterling m          Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------
Consumer Markets
     Direct telephony                                    279                       292                       219
     Indirect telephony                                   93                       102                       104
     Television                                          253                       222                       172
Business Markets                                          69                        72                        55
-----------------------------------------------------------------------------------------------------------------------
Total Turnover                                           694                       688                       550
=======================================================================================================================

The Directors consider this to be a single class of business and accordingly no segmental analysis of operating profit or loss or net assets is shown. In the year ended March 31, 2000 all of the turnover was generated by operations in the United Kingdom (1999: 100% and 1998: 100%).


5        COST OF SALES AND OPERATING EXPENSES
--------------------------------------------------------------------------------

                                                        2000           1999                          1998
                                                       Total          Total    Continuing     Acquisition          Total
                                                       Pound          Pound         Pound           Pound          Pound
                                                  Sterling m     Sterling m    Sterling m      Sterling m     Sterling m
---------------------------------------------------------------------------------------------------------------------------
Outpayments and other cost of sales                      269            251            36             152            188
Other operating expenses (net)                           270            241            19             178            197
Millennium and NCNC costs                                 12             16             -               2              2
Depreciation and amortisation                            156            135             2             101            103
===========================================================================================================================

All activities in the years ended March 31, 1999 and 2000 were continuing.


6        MILLENNIUM AND NATIONAL CODE NUMBER CHANGE COSTS
--------------------------------------------------------------------------------


MILLENNIUM COSTS

Millennium costs comprise the costs allocated to CWC ConsumerCo through the ntl
    (CWC) group Year 2000 Programme. This includes CWC ConsumerCo's share of the costs of making software and systems compliant, upgrading rented customer premises equipment, purchasing new software and employing external consultants and advisors, as well as the costs of CWC ConsumerCo employees working on the Year 2000 Programme. A cumulative total of Pound Sterling 30 million has been incurred to date, of which Pound Sterling 1 million has been capitalised and Pound Sterling 29 million has been written off to the profit and loss account.

NATIONAL CODE NUMBER CHANGE COSTS

National Code Number Change costs are being incurred by CWC ConsumerCo through the ntl (CWC) group, in relation to the change in national code numbers which has been initiated by OFTEL. National dialling codes are being reorganised to provide additional UK numbering capacity required for long term growth in new numbers for fixed and mobile telephones, fax, pager, and internet use.

Costs of Pound Sterling 2 million had been incurred during the year in relation to National Code Number Change, which were capitalised (1999: Pound Sterling 1 million expensed in the profit and loss account). The National Code Number Change programme is expected to take a further year to complete. Total costs are expected to be Pound Sterling 5 million of which Pound Sterling 3 million is expected to relate to capital expenditure, the balance being written off to the profit and loss account as incurred.


7        LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION
--------------------------------------------------------------------------------

Loss on ordinary activities before taxation is stated after charging:


                                                                         2000                1999                1998
                                                             Pound Sterling m    Pound Sterling m    Pound Sterling m
-------------------------------------------------------------------------------------------------------------------------
Depreciation of owned tangible fixed assets                               144                 122                  91
Depreciation of fixed assets held under finance leases                     12                  12                  12
Amortisation of goodwill                                                    -                   1                   -
Operating lease payments - hire of plant and machinery                      -                   2                   2
Operating lease payments - other                                            5                   8                   9
Management service fees payable (see Note 33)                               -                   1                   3
=========================================================================================================================


8        EMPLOYEES
--------------------------------------------------------------------------------

In 2000 the average monthly number of persons working within CWC ConsumerCo was 5,262 (1999: 5,130 and 1998: 5,407).

The aggregate remuneration and associated costs of CWC ConsumerCo employees were:

                                                                          2000                  1999                   1998
                                                              Pound Sterling m      Pound Sterling m       Pound Sterling m
------------------------------------------------------------------------------------------------------------------------------
Salaries and wages                                                         142                   126                    106
Social security costs                                                       11                    11                     10
Pension costs of defined benefit scheme                                      3                     3                      3
Pension costs of defined contribution schemes                                3                     3                      2
------------------------------------------------------------------------------------------------------------------------------
Total staff costs                                                          159                   143                    121
Less: Staff costs capitalised within network fixed assets                 (79)                  (47)                   (34)
------------------------------------------------------------------------------------------------------------------------------
                                                                            80                    96                     87
==============================================================================================================================

Details of the pension schemes are given in Note 9.


9        PENSIONS
--------------------------------------------------------------------------------


CWC ConsumerCo, through ntl (CWC), participates in a pension scheme operated by Cable and Wireless. The scheme is a defined benefit scheme whereby retirement benefits are based on the employees' final remuneration and length of service, and is funded through a separate trustee administered scheme. Contributions to the scheme are based on pension costs for all members of the scheme across the Cable and Wireless group and are made in accordance with the recommendations of independent actuaries who value the scheme at regular intervals, usually triennially. The last valuation currently available relates to the position of the scheme as at March 31, 1999. Full details relating to the pension scheme are disclosed in the financial statements of Cable and Wireless.

CWC ConsumerCo also operates several defined contribution pension plans.

CWC ConsumerCo will establish a new exempt approved pension scheme and employees allocated to CWC ConsumerCo who are active members of the Cable and Wireless superannuation fund will be invited to join the new CWC ConsumerCo scheme and to transfer their accrued rights to it. Employees allocated to CWC ConsumerCo who are active members of ntl (CWC) pension schemes will, for the time being, remain in those schemes.


10       COSTS OF FUNDAMENTAL REORGANISATION
--------------------------------------------------------------------------------

Following the formation of the ntl (CWC) group on April 28, 1997, the nature and focus of operations of the constituent companies were fundamentally reorganised. Costs of Pound Sterling 96 million have been allocated to CWC ConsumerCo and include branding, employee related costs such as redundancies and property rationalisations.

The inclusion of the costs of fundamental reorganisation had no material impact on the tax charge for 2000 or 1999 or 1998.


11       NET INTEREST PAYABLE
--------------------------------------------------------------------------------

                                                                                2000               1999                1998
                                                                    Pound Sterling m   Pound Sterling m    Pound Sterling m
-------------------------------------------------------------------------------------------------------------------------------
Interest receivable and similar income:
Deposits and short term loan interest                                              4                  8                   8
Funds placed with parent undertaking                                               -                  6                   1
-------------------------------------------------------------------------------------------------------------------------------
                                                                                   4                 14                   9
===============================================================================================================================
Interest payable:
Finance charges on leases                                                        (6)                (9)                 (7)
Bank loans and overdrafts                                                       (70)               (89)                (90)
Loan notes                                                                     (146)              (132)                (58)
Funds borrowed from parent undertaking                                           (2)                  -                 (1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                               (224)              (230)               (156)
Less: interest capitalised within network fixed assets (Note 14)                  30                 37                  26
-------------------------------------------------------------------------------------------------------------------------------
                                                                               (194)              (193)               (130)
-------------------------------------------------------------------------------------------------------------------------------
Net interest payable                                                           (190)              (179)               (121)
===============================================================================================================================


12       TAXATION
--------------------------------------------------------------------------------

The tax credit comprises:

                                                                        2000                1999                1998
                                                            Pound Sterling m    Pound Sterling m    Pound Sterling m
------------------------------------------------------------------------------------------------------------------------
United Kingdom taxation:
Current corporation tax at 30% (1999:31%, 1998:31%)                       34                   -                   -
Deferred tax                                                               -                   -                   -
Adjustment in respect of prior years                                       -                   -                   -
------------------------------------------------------------------------------------------------------------------------
Tax credit on profit on ordinary activities                                34                   -                   -
========================================================================================================================

If deferred tax had been provided in 2000 on a full provision basis, there would have been no change in the tax charge for the year (1999: no change, 1998: no change). The effective tax rate for the year ended March 31, 2000 is 0% (1999:
0%, 1998: 0% after costs of fundamental reorganisation). This rate differs from the statutory tax rate of 30% because the companies within CWC ConsumerCo were loss making in the period and deferred tax assets for such losses were not recognised in full. The tax credit in the year ended March 31, 2000 reflects a payment of Pounds Sterling 34 million from CWC DataCo for losses surrendered by way of group relief.

13    INTANGIBLE FIXED ASSETS
--------------------------------------------------------------------------------

                                                                                                           GOODWILL
                                                                                                   POUND STERLING M

COST
At April 1, 1999                                                                                                  9
Additions                                                                                                         -
--------------------------------------------------------------------------------------------------------------------
At March 31, 2000                                                                                                 9
--------------------------------------------------------------------------------------------------------------------
AMORTISATION
At April 1, 1999                                                                                                  1
Charge for the year                                                                                               -
--------------------------------------------------------------------------------------------------------------------
At March 31, 2000                                                                                                 1
--------------------------------------------------------------------------------------------------------------------
Net book value at March 31, 2000                                                                                  8
--------------------------------------------------------------------------------------------------------------------
Net book value at March 31, 1999                                                                                  8
====================================================================================================================

Goodwill arising on the acquisition of Two Way TV Limited is amortised over 20 years, which is the ntl (CWC)' Directors' estimate of its economic useful life.


14    TANGIBLE FIXED ASSETS
--------------------------------------------------------------------------------

                                                               NETWORK CABLE,    NON-NETWORK PLANT
                                      LAND AND BUILDINGS  PLANT AND EQUIPMENT        AND EQUIPMENT                   TOTAL
                                        POUND STERLING M     POUND STERLING M     POUND STERLING M        POUND STERLING M
COST
At April 1, 1999                                      53                3,020                   14                   3,087
Additions                                              1                  423                   73                     497
Disposals                                              -                  (8)                 (18)                    (26)
---------------------------------------------------------------------------------------------------------------------------
At March 31, 2000                                     54                3,435                   69                   3,558
---------------------------------------------------------------------------------------------------------------------------
DEPRECIATION
At April 1, 1999                                       4                  218                    5                     227
Charge for the year                                    5                  130                   21                     156
Transfers                                              -                   16                    -                      16
Disposals                                              -                  (3)                  (5)                     (8)
---------------------------------------------------------------------------------------------------------------------------
At 31 March 2000                                       9                  361                   21                     391
---------------------------------------------------------------------------------------------------------------------------
NET BOOK VALUE AT
March 31, 2000                                        45                3,074                   48                   3,167
---------------------------------------------------------------------------------------------------------------------------
March 31, 1999                                        49                2,802                    9                   2,860
===========================================================================================================================

                                                                                              2000                    1999
                                                                                  Pound Sterling m        Pound Sterling m
---------------------------------------------------------------------------------------------------------------------------
The net book value of land and buildings comprised:
Freehold                                                                                        19                      19
Long leasehold                                                                                   2                       2
Short leasehold                                                                                 24                      28
---------------------------------------------------------------------------------------------------------------------------
                                                                                                45                      49
===========================================================================================================================

Interest totalling Pound Sterling 30 million (1999: Pound Sterling 37 million) for the year ended March 31, 2000 that is directly applicable to the design, construction and installation of CWC ConsumerCo's cable television and telecommunications network has been capitalised within additions to network assets. Accumulated interest capitalised included in the total cost of tangible fixed assets at March 31, 2000 amounted to Pound Sterling 93 million (1999: Pound Sterling 63 million).

Included in the net book value of Network cable, plant and equipment is Pound Sterling 83 million in respect of assets held under finance leases and similar hire purchase contracts (1999: Pound Sterling 95 million). Accumulated depreciation on these assets is Pound Sterling 42 million (1999: Pound Sterling 30 million) and the charge for the year is Pound Sterling 12 million (1999:
Pound Sterling 12 million). Network cable, plant and equipment includes Pound Sterling 127 million (1999: Pound Sterling 118 million) in respect of assets not yet in service and consequently upon which depreciation has not been charged.


15    DEBTORS
--------------------------------------------------------------------------------


                                                                                              2000                    1999
                                                                                  Pound Sterling m        Pound Sterling m
---------------------------------------------------------------------------------------------------------------------------
DUE WITHIN ONE YEAR
Trade debtors outside receivables securitisations                                               12                       7
Amounts due from CWC DataCo (see below)                                                         63                       -
Other debtors                                                                                   18                      11
Prepayments and accrued income                                                                  38                      49
---------------------------------------------------------------------------------------------------------------------------
                                                                                               131                      67
---------------------------------------------------------------------------------------------------------------------------
DUE AFTER MORE THAN ONE YEAR
Prepayments and accrued income                                                                  68                      69
---------------------------------------------------------------------------------------------------------------------------
                                                                                               199                     136
===========================================================================================================================

Where, as part of attributing assets and liabilities to CWC ConsumerCo and CWC DataCo these assets and liabilities are to be transferred between legal entities within the ntl (CWC) group, intragroup balances have been set up.

Included within prepayments and accrued income, is an amount of Pound Sterling 100 million (1999: Pound Sterling 112 million) in respect of the IT outsource representing:

                                                                                 2000                                       1999
                                                                                 Due after
                                                             Due within          more than
                                                               one year           one year              Total              Total
                                                       Pound Sterling m   Pound Sterling m   Pound Sterling m   Pound Sterling m
---------------------------------------------------------------------------------------------------------------------------------
Security deposit                                                     21                 32                 53                 85
Consolidated billing system charge                                    9                 27                 36                 14
Transition costs                                                      2                  9                 11                 13
---------------------------------------------------------------------------------------------------------------------------------
                                                                     32                 68                100                112
=================================================================================================================================

The consolidated billing system charge is amortised over the life of the outsource contract based on expected billing levels. The transition costs billed by IBM in relation to the transition of the IT function to the outsource provider include external legal, consultancy, property and other technical fees which are amortised over differing periods depending on the period over which CWC ConsumerCo, through the ntl (CWC) group derives benefit.


16    DEBTORS WITHIN RECEIVABLES SECURITISATION
--------------------------------------------------------------------------------

                                                                                        2000                           1999
                                                                            Pound Sterling m               Pound Sterling m
----------------------------------------------------------------------------------------------------------------------------
Gross debtors                                                                             56                             85
Non-returnable proceeds                                                                 (29)                           (62)
----------------------------------------------------------------------------------------------------------------------------
                                                                                          27                             23
============================================================================================================================

Within the overall working capital facilities, certain trade debtors have been assigned as security against the advance of cash. This security is represented by the assignment of a pool of trade debts to a trust for the benefit of the providers of this securitisation facility. The financing provided against this pool takes into account, inter alia, the risks that may be attached to individual debtors and the expected collection period.

CWC ConsumerCo, through the ntl (CWC) group, is not obliged (and does not intend) to support any losses arising from the assigned debts against which cash has been advanced. The providers of the finance have confirmed in writing that, in the event of default in payment by a debtor, they will seek repayment of the cash advanced only from the remainder of the pool of debts in which they hold an interest, and that repayment will not be required from CWC ConsumerCo in any other way.


17    CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR
--------------------------------------------------------------------------------

                                                                                  2000                           1999
                                                                      Pound Sterling m               Pound Sterling m
----------------------------------------------------------------------------------------------------------------------
Unsecured convertible loan notes                                                     -                              9
Current instalments due on loans                                                   543                             33
Obligations under finance leases                                                     7                              5
Trade creditors                                                                     34                             35
Amounts owed to CWC DataCo (see below)                                               -                            199
Amounts owed to parent undertaking                                                  13                              -
Other taxation and social security                                                  11                              5
Other creditors                                                                      7                             30
Accruals and deferred income                                                       211                            171
----------------------------------------------------------------------------------------------------------------------
                                                                                   826                            487
======================================================================================================================

Where, as part of attributing assets and liabilities to CWC ConsumerCo and CWC DataCo these assets and liabilities are to be transferred between legal entities within the ntl (CWC) group, intragroup balances have been set up.



18    CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR
--------------------------------------------------------------------------------

                                                                                  2000                           1999
                                                                      Pound Sterling m               Pound Sterling m
----------------------------------------------------------------------------------------------------------------------
Notes due 2003 ($750m at a coupon rate of 6.375%)                                  453                            453
Notes due 2005 ($650m at a coupon rate of 6.625%)                                  393                            393
Notes due 2008 ($1.1bn at a coupon rate of 6.750%)                                 665                            665
Bonds due 2005 (Pound Sterling 300m at a coupon rate of 7.125%)                    298                            298
Bonds due 2017 (Pound Sterling 200m at a coupon rate of 7.375%)                    199                            199
Loans                                                                              965                            795
Obligations under finance lease                                                    100                            108
Accruals and deferred income                                                         2                              5
----------------------------------------------------------------------------------------------------------------------
                                                                                 3,075                          2,916
======================================================================================================================

With the exception of certain specific finance lease obligations, all debt of ntl (CWC) group has been allocated to CWC ConsumerCo as such debt has primarily been necessary to fund CWC ConsumerCo's activities.

Substantially all third party borrowings were repaid as part of the Transaction Agreement and were replaced with approximately Pounds Sterling 2.2 billion of borrowings from another NTL group company.

19    PROVISIONS FOR LIABILITIES AND CHARGES
--------------------------------------------------------------------------------

                                                                               Onerous             Property              Total
                                                                           obligations                costs
                                                                      Pound Sterling m     Pound Sterling m   Pound Sterling m
-------------------------------------------------------------------------------------------------------------------------------
At March 31, 1999                                                                    5                    9                 14
Amounts used during the year                                                       (3)                  (5)                (8)
Established during the year                                                          -                    -                  -
-------------------------------------------------------------------------------------------------------------------------------
AT MARCH 31, 2000                                                                    2                    4                  6
===============================================================================================================================

At March 31, 2000 the onerous obligations provision relates to onerous contract commitments not recorded in the books of Two Way TV Limited. This is expected to be utilised over the next five years.

The remaining provision for property costs relates to the fair value property provision for overmarket rents set up as a result of the acquisition of Bell Cablemedia and NYNEX CableComms in April 1997, and is expected to be utilised over the next 18 years.

20    DEFERRED TAX
--------------------------------------------------------------------------------

The amount provided, and the full potential liability, in respect of UK deferred taxation is as follows:

                                                                                                   2000                1999
                                                                                       Pound Sterling m    Pound Sterling m
----------------------------------------------------------------------------------------------------------------------------
Amount provided and potential liability:                                                              -                   -
============================================================================================================================
Tax effect of timing differences due to:
      Excess capital allowances over depreciation                                                 (206)               (140)
      Other timing differences                                                                        -                   -
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  (206)               (140)
============================================================================================================================

As at March 31, 2000, CWC ConsumerCo had substantial UK tax losses available to carry forward which exceeded the timing differences due to the excess of capital allowances over depreciation. No deferred tax asset has been recognised in the accounts in respect of any unutilised tax losses.

21    CALLED UP SHARE CAPITAL
--------------------------------------------------------------------------------

                                                                   NUMBER OF SHARES
                                                                  2000            1999                  2000                 1999
                                                                   M               M        POUND STERLING M     POUND STERLING M
----------------------------------------------------------------------------------------------------------------------------------
Authorised:
  Ordinary shares of 50p each                                    2,250           2,250                 1,125                1,125
----------------------------------------------------------------------------------------------------------------------------------
Allotted, issued and fully paid:
  Ordinary shares of 50p each                                    1,496           1,493                   748                  746
----------------------------------------------------------------------------------------------------------------------------------

ntl (CWC) was listed on the London and New York Stock exchanges on April 28, 1997, when 1,489,253,555 shares were issued to acquire Bell Cablemedia and NYNEX CableComms with a further 102,707 being issued on offer acceptances received post-listing.

Allotments of ordinary shares of 50p each during the year to March 31, 2000 were as follows:

                                                                               NUMBER OF SHARES     GROSS CONSIDERATION
                                                                                       ALLOTTED                RECEIVED
                                                                                                         POUND STERLING
------------------------------------------------------------------------------------------------------------------------
Bell Cablemedia plc Savings-Related Share Option Plan 1994                               20,135                  59,781
Bell Cablemedia plc No 1 Executive Share Option Plan 1994                                13,944                  41,521
Bell Cablemedia plc No 2 Executive Share Option Plan 1994                                26,902                  78,089
3.5% Bell Cablemedia plc unsecured convertible loan notes due 2001                       46,242                       -
5% Bell Cablemedia unsecured convertible loan notes due 1995 (extended)               2,815,385                       -
NYNEX CableComms Employees Share Option Plan                                            252,250                 940,388
NYNEX CableComms Savings-Related Share Option Plan 1995                                   7,309                  22,080
NYNEX CableComms Savings-Related Share Option Plan 1996                                  36,916                  85,867
------------------------------------------------------------------------------------------------------------------------
                                                                                      3,219,083               1,227,726
========================================================================================================================

Allotments of ordinary shares of 50p each during the year to March 31, 1999 were as follows:

                                                                                                                  GROSS
                                                                                      NUMBER OF           CONSIDERATION
                                                                                         SHARES                RECEIVED
                                                                                       ALLOTTED          POUND STERLING
------------------------------------------------------------------------------------------------------------------------
Bell Cablemedia plc Savings-Related Share Option Plan 1994                               36,041                 107,006
Bell Cablemedia plc No. 1 Executive Share Option Plan 1994                              137,199                 394,646
Bell Cablemedia plc No. 2 Executive Share Option Plan 1994                              254,974                 731,162
3.5% Bell Cablemedia plc unsecured convertible loan notes due 2001                        9,366                       -
NYNEX CableComms Employees Share Option Plan                                          2,373,139               8,847,066
NYNEX CableComms Savings-Related Share Option Plan 1995                                  29,098                  87,905
NYNEX CableComms Savings-Related Share Option Plan 1996                                  46,218                 107,504
------------------------------------------------------------------------------------------------------------------------
                                                                                      2,886,035              10,275,289
========================================================================================================================

At March 31, 2000, capital instruments which were convertible into ordinary shares of ntl (CWC) were as follows:

                                                                             PRINCIPAL            PROJECTED            PERIOD OF
                                                                                AMOUNT            NUMBER OF           CONVERSION
                                                                        POUND STERLING               SHARES
---------------------------------------------------------------------------------------------------------------------------------
5% unsecured convertible loan notes due 1995 (extended)                      1,925,000              826,303            1999-2001
3.5% unsecured convertible loan notes due 2001                                  57,564               23,086            1999-2001
=================================================================================================================================

Both loan notes are convertible at the option of the holders.


22    RESERVES
--------------------------------------------------------------------------------

                                                                                               SHARE                OTHER
                                                                                             PREMIUM             RESERVES
                                                                                    POUND STERLING M     POUND STERLING M
--------------------------------------------------------------------------------------------------------------------------
At April 1, 1999                                                                                   9              (1,034)
Gross premiums on shares allotted                                                                  8                    -
Amortisation of issue costs relating to capital instruments                                        -                    -
Loss for the financial year                                                                        -                (165)
Other movements                                                                                    -                    -
--------------------------------------------------------------------------------------------------------------------------
At March 31, 2000                                                                                 17              (1,199)
==========================================================================================================================

23    FINANCIAL INSTRUMENTS
--------------------------------------------------------------------------------

CWC ConsumerCo, through the ntl (CWC) group, holds or issues financial instruments to finance its operations and to manage the interest rate and currency risks arising from its sources of finance. In addition, various financial assets and liabilities, for example, trade debtors, trade creditors, accruals and prepayments, arise directly from operations. CWC ConsumerCo has taken advantage of the exemption available to exclude short term debtors and creditors from disclosures of financial assets and liabilities. Disclosure focuses on those financial instruments which play a significant medium to long term role in the financial risk profile.

CWC ConsumerCo, through the ntl (CWC) group finances its operations by a mixture of bank borrowings and other long term debt. The ntl (CWC) group borrows in the major debt markets in Sterling and US dollars at both fixed and floating rates of interest, using derivatives where appropriate to generate the desired effective currency profile and interest rate basis. The derivatives used for this purpose are principally interest rate swaps and cross currency swaps.

The main risks arising from financial instruments are interest rate risk and currency risk.

FINANCE AND INTEREST RATE RISK
CWC ConsumerCo, through the ntl (CWC) group's exposure to interest rate fluctuations on its borrowings and deposits is managed by using interest rate swaps and forward rate agreements (FRAs). The minimum proportion fixed is higher in the near term than in the longer term, with the aim of reducing the volatility of short term interest costs whilst maintaining the opportunity to benefit from the movements in longer term rates. The interest rate profile of the financial liabilities, after taking account of interest rate swaps, FRAs and cross currency swaps, of CWC ConsumerCo as at March 31, 2000 and 1999 was:

                                                                                            2000                      1999
                                                                                        Sterling                  Sterling
                                                                                Pound Sterling m          Pound Sterling m
---------------------------------------------------------------------------------------------------------------------------
Floating rate financial liabilities                                                        1,492                       117
Fixed rate financial liabilities                                                           2,131                     2,828
---------------------------------------------------------------------------------------------------------------------------
Total                                                                                      3,623                     2,945
===========================================================================================================================
Fixed rate financial liabilities
   Weighted average interest rate (%)                                                       6.9%                      7.1%
   Weighted average period for which rate is fixed (years)                                     5                         6
===========================================================================================================================

In addition to swaps, further protection from interest rate movements will be provided by interest rate collars on Pound Sterling 700 million for 3 years from July 15, 1999. These start when the last FRAs mature and at this stage the weighted average interest rate is expected to fall further.

CWC ConsumerCo held the following financial assets as part of its financing arrangements at March 31, 2000:

CURRENCY                                                                                                  POUND STERLING M
---------------------------------------------------------------------------------------------------------------------------
Sterling                                                                                                                87
===========================================================================================================================

LIQUIDITY RISK
CWC ConsumerCo, through ntl (CWC) group treasury operations, manages borrowings with respect to both interest and financing risk. Accordingly there are a range of maturities of debt from one year to 17 years. Financial flexibility is provided via the Pound Sterling 1,500 million revolving facility, of which Pound Sterling 1,000 million is for five years and Pound Sterling 500 million for 364 days. At the 2000 year end Pound Sterling 700 million was drawn under the five year facility and Pound Sterling 350 million was drawn under the 364 day facility.

The maturity profile of financial liabilities, other than short term creditors such as trade creditors and accruals, at March 31, 2000 and 1999 was:

                                                                                                   2000                  1999
                                                                                       Pound Sterling m      Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------------
Finance lease obligations are repayable as follows:

Within one year                                                                                       7                   6

Between one and two years                                                                             8                   6

Between two and five years                                                                           31                  28

In five or more years                                                                                61                  74
-----------------------------------------------------------------------------------------------------------------------------
                                                                                                    107                 114
=============================================================================================================================

All finance lease obligations were settled upon acquisition by NTL on May 30, 2000 and replaced with group financing.

                                                                                                   2000                1999
                                                                                       Pound Sterling m    Pound Sterling m
----------------------------------------------------------------------------------------------------------------------------
Loans and Notes are repayable as follows:

Within one year                                                                                     543                  29

Between one and two years                                                                             6                   4

Between two and five years                                                                        1,854               1,541

In five or more years                                                                             1,113               1,257
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  3,516               2,831
=============================================================================================================================

All loans and notes were settled prior to, or upon, acquisition by NTL on May 30, 2000 and replaced with group financing.

The maturity profile of the CWC ConsumerCo's undrawn committed borrowing facilities at March 31, 2000 was:

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                        2000              1999
-------------------------------------------------------------------------------------------------------------------------------
                                                                                            Pound Sterling m  Pound Sterling m
-------------------------------------------------------------------------------------------------------------------------------
Within one year                                                                                          150               500

Greater than two years                                                                                    40               225
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                         190               725
===============================================================================================================================

FAIR VALUES OF FINANCIAL ASSETS AND LIABILITIES
The estimated fair value of CWC ConsumerCo's financial instruments are summarised below:


                                                                                                2000
                                                                                 Carrying amount       Estimated
                                                                                                       fair value
                                                                                 Pound Sterling m      Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------
PRIMARY FINANCIAL INSTRUMENTS HELD OR ISSUED TO FINANCE OPERATIONS:

LONG TERM DEBT                                                                            (3,075)         (3,127)
--------------

Cash and short term deposits                                                                   87              87



Derivative financial instruments held to manage the interest rate and currency profile

Interest rate swaps - assets                                                                    -               9

Interest rate swaps - (liabilities)                                                             -               -

INTEREST RATE COLLARS - ASSETS                                                                  -               5
-------------------------------
INTEREST RATE COLLARS - (LIABILITIES)                                                           -               -
-------------------------------------
CROSS CURRENCY SWAPS - ASSETS                                                                   -               -
-----------------------------
Cross currency swaps - (liabilities)                                                            -            (48)
-----------------------------------------------------------------------------------------------------------------------










                                                                                               1999
                                                                                Carrying              Estimated
                                                                                amount                fair value
                                                                                Pound Sterling m      Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------
PRIMARY FINANCIAL INSTRUMENTS HELD OR ISSUED TO FINANCE OPERATIONS:

LONG TERM DEBT                                                                           (2,911)         (2,962)
--------------

Cash and short term deposits                                                                 127             127



Derivative financial instruments held to manage the interest rate and currency profile

Interest rate swaps - assets                                                                   -               -

Interest rate swaps - (liabilities)                                                            -            (76)

INTEREST RATE COLLARS - ASSETS                                                                 -               -
-------------------------------
INTEREST RATE COLLARS - (LIABILITIES)                                                          -             (8)
-------------------------------------
CROSS CURRENCY SWAPS - ASSETS                                                                  -              38
-----------------------------
Cross currency swaps - (liabilities)                                                           -            (17)
=======================================================================================================================

CASH AT BANK AND IN HAND, ACCOUNT RECEIVABLE, ACCOUNT PAYABLE, SHORT TERM BORROWINGS AND CURRENT INVESTMENT LIABILITIES.
The carrying value approximates fair value either because of the short maturity of the instruments or because the interest rate on investments is reset after periods not greater than six months.

LONG TERM BORROWINGS
The fair value is based on quoted market prices or, where these are not available, on the quoted market prices of comparable debt issued by other companies.

INTEREST RATE SWAPS, COLLARS AND CURRENCY SWAPS
The fair value of interest rate and currency swaps is the estimated amount which CWC ConsumerCo, through the ntl (CWC) group, expects to pay or receive on the termination of the agreement, taking into consideration current interest rates and the current credit worthiness of the counterparties. The nominal value of the interest rate and currency swaps at March 31, 2000 was Pound Sterling 2,898 million (1999: Pound Sterling 2,935 million). The nominal value of the interest rate collars at March 31, 2000 was Pound Sterling 700 million (1999: Pound Sterling 700 million).

CURRENCY RISK
CWC ConsumerCo, through the ntl (CWC) group has significant sources of finance denominated in US dollars which have been hedged back into sterling using cross currency swaps.

Gains and losses on instruments used for hedging are not recognised until the exposure that is being hedged is itself recognised. Unrecognised gains and losses on the instruments used for hedging, and the movements thereon are as follows as at March 31, 2000:

                                                                                        GAINS              LOSSES              TOTAL
                                                                             POUND STERLING M    POUND STERLING M   POUND STERLING M
------------------------------------------------------------------------------------------------------------------------------------
Unrecognised gains and losses on hedges
As at April 1, 1999                                                                        38            (101)              (63)
------------------------------------------------------------------------------------------------------------------------------------
Gains and losses arising before April 1, 1999 that were not recognised in the year         38            (101)              (63)

Gains and losses arising in the year that were not recognised in the year                (24)               53                29
------------------------------------------------------------------------------------------------------------------------------------
Unrecognised gains and losses on hedges at March 31, 2000                                  14             (48)              (34)
------------------------------------------------------------------------------------------------------------------------------------

Gains and losses expected to be realised in 2000                                           14             (48)              (34)

Gains and losses expected to be realised in 2001 or later                                   -                -                 -
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           14             (48)              (34)
====================================================================================================================================



24    COMMITMENTS
--------------------------------------------------------------------------------
The amount of capital expenditure, excluding that relating to the IT outsource, authorised by CWC ConsumerCo, for which no provision has been made in the consolidated financial information is as follows:

                                                                                               2000                1999
                                                                                   Pound Sterling m    Pound Sterling m
------------------------------------------------------------------------------------------------------------------------
Contracted                                                                                       86                 180
========================================================================================================================

CWC ConsumerCo, through the ntl (CWC) group, is also contracted to IBM under the IT outsource agreement. At March 31, 2000, the total outstanding commitment was Pound Sterling 1.3 billion which was shared equally between CWC ConsumerCo and CWC DataCo in accordance with the Transaction Agreement for a 10 year period against which the security deposit is offset throughout the term of the contract (1999: Pound Sterling 1.5 billion, 1998: Pound Sterling nil).

25    CONTINGENT LIABILITIES
--------------------------------------------------------------------------------

There are no contingent liabilities at March 31, 2000.


26    LEASES
--------------------------------------------------------------------------------

Operating lease commitments payable in the following year, analysed according to the period in which each lease expires are as follows:


                                                                                                      2000                      1999
                                                                                          POUND STERLING M          POUND STERLING M
------------------------------------------------------------------------------------------------------------------------------------

LAND AND BUILDINGS

Expiring within one year                                                                                -                        -

Expiring in years two to five                                                                           1                        -

Expiring thereafter                                                                                     5                        7
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        6                        7
-----------------------------------------------------------------------------------------------------------------------------------
OTHER ASSETS

Expiring within one year                                                                                1                        1

Expiring in years two to five                                                                           3                        -

Expiring thereafter                                                                                     -                        -
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                        4                        1
===================================================================================================================================

27 RECONCILIATION OF OPERATING (LOSS) PROFIT TO NET CASH (OUTFLOW) INFLOW FROM OPERATING ACTIVITIES
--------------------------------------------------------------------------------


                                                                                        2000               1999               1998
                                                                            Pound Sterling m   Pound Sterling m   Pound Sterling m
------------------------------------------------------------------------------------------------------------------------------------
Operating (loss)/ profit                                                      (13)              45                60

Depreciation and amortisation                                                 156              135               103

Decrease in non refundable receipts from receivables securitisation           (33)               1                61

Increase in debtors                                                            32              (21)              (29)

Decrease in creditors                                                        (231)              60               191
------------------------------------------------------------------------------------------------------------------------------------
Net cash (outflow) / inflow from operating activities before fundamental
reorganisation and IT outsource costs                                         (89)             220               386

Outflow relating to fundamental reorganisation                                 (6)             (28)              (30)

Outflow relating to IT outsource transition costs                               -              (13)                -
------------------------------------------------------------------------------------------------------------------------------------
Net cash (outflow) / inflow from operating activities                         (95)             179               356
====================================================================================================================================


28    CASH INFLOW FROM ACQUISITIONS AND DISPOSALS
--------------------------------------------------------------------------------

The analysis of net inflow of cash in respect of the acquisition and disposal of subsidiaries is as follows:

                                                                                     2000               1999                1998
                                                                         Pound Sterling m   Pound Sterling m    Pound Sterling m
--------------------------------------------------------------------------------------------------------------------------------
Acquisition of subsidiaries                                                            -               (4)                   -

Share issue costs                                                                      -                 -                (49)

Cash acquired with subsidiaries                                                        -                 4                137
------------------------------------------------------------------------------------------------------------------------------
Net cash inflow from acquisition                                                       -                 -                 88

Disposal of business                                                                   -                 4                  -
==============================================================================================================================
Net cash inflow from acquisitions and disposals                                        -                 4                 88
==============================================================================================================================

29    RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT
--------------------------------------------------------------------------------


                                                                        2000                  1999                1998
                                                            Pound Sterling m      Pound Sterling m    Pound Sterling m
-------------------------------------------------------------------------------------------------------------------------
(Decrease) increase in cash in the period                               (40)                 (102)        144

Cash outflow resulting from debt and lease financing                   (706)                 (331)       (378)
-------------------------------------------------------------------------------------------------------------------------
Changes in net debt resulting from cash flows                          (746)                 (433)       (234)

Other movements                                                           12                     7          -

Acquisition of subsidiaries                                                -                     -     (2,197)

Inception of finance lease contracts                                       -                     -        (30)
-------------------------------------------------------------------------------------------------------------------------
Movement in net debt in the period                                     (734)                 (426)     (2,461)

Net (debt) funds at April 1                                          (2,802)               (2,376)         85
-------------------------------------------------------------------------------------------------------------------------
Net debt at March 31                                                 (3,536)               (2,802)     (2,376)
=========================================================================================================================


30      ANALYSIS OF CHANGES IN NET DEBT
--------------------------------------------------------------------------------

                                                 At                                    At                                       At
                                           April 1,        Cash         Other    April 1,        Cash          Other     March 31,
                                               1998        flow     movements        1999        flow      movements          2000
                                              Pound       Pound         Pound       Pound       Pound          Pound         Pound
                                         Sterling m  Sterling m    Sterling m  Sterling m  Sterling m     Sterling m    Sterling m
----------------------------------------------------------------------------------------------------------------------------------
Cash at bank and in hand                       229     (102)               -         127       (40)               -            87
----------------------------------------------------------------------------------------------------------------------------------
Debt due within one year                      (28)        10               -         (18)     (541)               9         (550)

Debt due after more than one year          (2,577)     (341)               7      (2,911)     (165)               3       (3,073)
----------------------------------------------------------------------------------------------------------------------------------
Total debt                                 (2,605)     (331)               7      (2,929)     (706)              12       (3,623)
----------------------------------------------------------------------------------------------------------------------------------
Total net (debt) cash                      (2,376)     (433)               7      (2,802)     (746)              12       (3,536)
==================================================================================================================================


31          ACQUISITIONS AND DISPOSALS
--------------------------------------------------------------------------------

ACQUISITIONS

On July 28, 1998, CWC ConsumerCo, through ntl (CWC) subscribed for shares representing 50.1% of the enlarged ordinary share capital of Two Way TV Limited for Pound Sterling 13 million.

For Two Way TV Limited the fair value of assets and liabilities acquired, together with the fair value of consideration paid (including acquisition costs) is set out below:


                                                                               1999
                                                                                                       CWC
                                                           Book          Fair value             ConsumerCo
                                                          Value         adjustments             Fair value
                                               Pound Sterling m    Pound Sterling m       Pound Sterling m
-----------------------------------------------------------------------------------------------------------
Net assets acquired:

Tangible fixed assets                                         1                  -                     1

Stocks                                                        -                  -                     -

Debtors                                                       9                  -                     9

Cash                                                          4                  -                     4

Creditors: amounts falling due within one year              (2)                  -                   (2)

Creditors: amounts falling due after one year               (1)                  -                   (1)

Provisions                                                    -                (3)                   (3)

Minority interest                                           (4)                  -                   (4)
-----------------------------------------------------------------------------------------------------------
                                                              7                (3)                     4

Goodwill                                                                                               9
-----------------------------------------------------------------------------------------------------------
Fair value of consideration                                  16                (3)                    13
-----------------------------------------------------------------------------------------------------------
Satisfied by:

Cash                                                                                                   4

Deferred cash consideration                                                                            9
===========================================================================================================

On April 28, 1997 CWC ConsumerCo, through ntl (CWC) acquired 100% of Bell Cablemedia, as enlarged by its acquisition of Videotron, and 100% of NYNEX CableComms. This transaction has been accounted for under the acquisition method. The consideration comprised Pound Sterling 2 billion in shares.

For the acquisition of Bell Cablemedia and NYNEX CableComms the fair value of assets and liabilities acquired, together with the fair value of consideration paid (including acquisition costs) is set out below:


                                                                                    1998
                                                                                               Accounting
                                                                           Fair value              policy
                                                      Book value          adjustments           alignment          Fair value
                                                Pound Sterling m     Pound Sterling m    Pound Sterling m    Pound Sterling m
---------------------------------------------------------------------------------------------------------------------------
Net assets acquired:

Intangible fixed assets                                      517                   -              (517)                 -

Tangible fixed assets                                       2,371              (194)                  -              2,177

Debtors                                                       144               (36)                  -                108

Cash and cash equivalents                                     137                  -                  -                137

Borrowings                                                (2,000)              (197)                  -            (2,197)

Creditors: amounts falling due within one year              (139)               (26)                  -              (165)

Provisions                                                      -               (48)                  -               (48)

Minority interests                                           (13)                  -                  -               (13)
---------------------------------------------------------------------------------------------------------------------------
                                                            1,017              (501)              (517)                (1)
Goodwill                                                                                                             2,006
---------------------------------------------------------------------------------------------------------------------------
Fair value of consideration

Satisfied by:

Shares allotted                                                                                                      2,005

Cash                                                                                                                     -
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                     2,005
===========================================================================================================================


Bell Cablemedia held Pound Sterling 517 million of goodwill in its balance sheet arising principally on its acquisition of Videotron. This amount has been written off directly to reserves in accordance with CWC ConsumerCo policy in 1998.

The principal fair value adjustments were:

- An adjustment for Pound Sterling 129 million to write-down analogue set-top boxes and head-end equipment, Pound Sterling 31 million for property and IT systems and Pound Sterling 34 million of other fixed assets;

- An adjustment to write off deferred financing costs and arrangement fees of Pound Sterling 58 million, Pound Sterling 25 million of which were classified in debtors and Pound Sterling 33 million in borrowings;

- An adjustment of Pound Sterling 164 million to borrowings to restate the high yield debt obligations of Bell Cablemedia at their fair value;

- An adjustment to provide for onerous contracts of Pound Sterling 48 million, including programming costs, future commitments to purchase analogue set-top boxes, property and other items;

- Other adjustments of Pound Sterling 37 million relating to other assets and liabilities.

The fair value of assets and liabilities acquired on each of the significant acquisitions is set out below:

                                                                                                 FAIR VALUE
                                                                         BOOK VALUE             ADJUSTMENTS          FAIR VALUE
NYNEX CABLECOMMS:                                                  POUND STERLING M        POUND STERLING M    POUND STERLING M
-------------------------------------------------------------------------------------------------------------------------------
Tangible fixed assets                                                          1,158                 (60)              1,098

Debtors                                                                           66                 (27)                 39

Cash                                                                               5                    -                  5

Borrowings                                                                     (615)                    -              (615)

Creditors: amounts falling due within one year                                  (28)                  (5)               (33)

Provisions                                                                         -                 (23)               (23)
----------------------------------------------------------------------------------------------------------------------------
                                                                                 586                (115)                471
============================================================================================================================

                                                                                FAIR VALUE        ACCOUNTING
                                                          BOOK VALUE           ADJUSTMENTS    POLICY ALIGNMENT         FAIR VALUE
BELL CABLEMEDIA:                                    POUND STERLING M      POUND STERLING M    POUND STERLING M   POUND STERLING M
----------------------------------------------------------------------------------------------------------------------------------
Intangible fixed assets                                         517                    -                 (517)               -

Tangible fixed assets                                         1,214                (133)                     -           1,081

Debtors                                                          78                  (9)                     -              69

Cash                                                            132                    -                     -             132

Borrowings                                                  (1,385)                (197)                     -         (1,582)

Creditors: amounts falling due within one year                (111)                 (21)                     -           (132)

Provisions                                                        -                 (26)                     -            (26)

Minority interests                                             (13)                    -                     -            (13)
--------------------------------------------------------------------------------------------------------------------------------
                                                                432                (386)                 (517)           (471)
================================================================================================================================

The summarised results of CWC ConsumerCo's material acquisitions through ntl
(CWC) from the end of the previous financial year to the date of acquisition by ntl (CWC) were as follows:

                                                                                                                 NYNEX
                                                               BELL CABLEMEDIA                              CABLECOMMS
                                                 JAN 1, 1997 TO APRIL 28, 1997           JAN 1, 1997 TO APRIL 28, 1997
                                                              POUND STERLING M                        POUND STERLING M
----------------------------------------------------------------------------------------------------------------------
Turnover                                                                    35                                      63

Operating loss                                                            (27)                                    (24)

Loss before tax                                                           (56)                                    (33)

Taxation                                                                     -                                       7

Loss after tax                                                            (56)                                    (26)

Minority interests                                                           -                                       -

Loss attributable to shareholders                                         (56)                                    (26)
======================================================================================================================

There were no recognised gains and losses in these periods other than the losses attributable to shareholders. The table below gives summarised financial information for the CWC ConsumerCo's material acquisitions for their full financial year prior to acquisition.


                                                                                                                       NYNEX
                                                                        BELL CABLEMEDIA                           CABLECOMMS
                                                                YEAR ENDED DEC 31, 1996              YEAR ENDED DEC 31, 1996
                                                                       POUND STERLING M                     POUND STERLING M
----------------------------------------------------------------------------------------------------------------------------
Loss after tax                                                                     (96)                                 (74)

Minority interests                                                                    -                                   11
============================================================================================================================

32          SUBSEQUENT EVENTS
--------------------------------------------------------------------------------

Certain key transaction steps have taken place subsequent to the balance sheet date, as detailed below.

Following the announcement of the clearance by the Secretary of State of France Telecom's investment in NTL on May 10, 2000, all necessary conditions to the ntl (CWC) Scheme of Arrangement which forms part of the Transaction were satisfied.

With effect from close of trading on May 11, 2000, the listing of ntl (CWC) shares on the London Stock Exchange was cancelled. On May 12, 2000, the ntl
(CWC) Scheme became effective. As part of the Scheme, all of the existing ntl
(CWC) shares were cancelled and the resulting credit in the books of ntl (CWC) was applied in issuing paid up in full, new ntl (CWC) shares to Cable & Wireless Communications (Holdings) plc. Consequently, Cable & Wireless Communications (Holdings) plc has become the immediate parent undertaking of ntl (CWC). ntl
(CWC) shareholders who were on the register of ntl (CWC) at the Dealings Record Time were issued with shares in Cable & Wireless Communications (Holdings) plc in proportion to their cancelled holdings of ntl (CWC) shares. In addition, ntl
(CWC) has been re-registered as a private company.

On May 12, 2000, the ntl (CWC) issued a 30 day redemption notice to the Yankee Bondholders and deposited redemption monies with the Trustee of the Yankee Bonds. On May 13, 2000, CWC DataCo was transferred to Cable & Wireless Communications (Holdings) plc.

On May 24, 2000, ntl exercised the option granted to it by Cable and Wireless plc, required for completion of the Transaction, which took place on May 30, 2000. Following completion, ntl became the ultimate parent undertaking of the ntl (CWC).

On June 13, 2000 the Cable & Wireless Communications changed its name to ntl
(CWC) Limited.


33    RELATED PARTY TRANSACTIONS
--------------------------------------------------------------------------------

TRANSACTIONS WITH AFFILIATES

Cable and Wireless and Bell Atlantic Corporation are considered related parties on the basis of their equity shareholdings in ntl (CWC) which at April 30, 2000 amounted to 52.73% (1999: 52.84%) and 18.55% (1999: 18.59%) respectively.

During the period CWC ConsumerCo had the following transactions with Cable and
Wireless:


                                                                                 2000                    1999                 1998
                                                      Note           Pound Sterling m        Pound Sterling m     Pound Sterling m
----------------------------------------------------------------------------------------------------------------------------------
Interest payable                                                                   -                      -                 (1)

Contribution towards group development programme       (i)                       (1)                    (1)                 (1)

Management service charge payable                     (ii)                         -                    (1)                 (3)

Net lease payments on property                       (iii)                       (1)                    (1)                   -
================================================================================================================================

All transactions with CWC DataCo undertakings are on commercial terms.

Notes:

(i) Cable and Wireless undertakes a number of development programmes which are of benefit to its subsidiary undertakings. CWC ConsumerCo makes contributions for its share of the cost of these development programmes.

(ii) Management service charges cover the provision of technical training, marketing, taxation, internal audit and treasury services and other professional advice.

(iii) This relates to office space in properties rented from Cable and Wireless.

OTHER CWC CONSUMERCO TRANSACTIONS AS PART OF THE NTL (CWC) GROUP
In the year ended March 31, 1998 CWC ConsumerCo, through the ntl (CWC) group had transactions with Bell Canada International Telecommunications Holdings relating to the transfer of consortium relief. The balance due to Bell Canada International Telecommunication Holdings at March 31, 1998 was Pound Sterling 3 million.

CWC ConsumerCo, through ntl (CWC) had an interconnect agreement with Mercury Personal Communications, trading as One2One, a partnership in which Cable and Wireless until October 1999 had a 50% interest. The agreement covers the carrying of traffic on each party's respective networks. During the year ended March 31, 1998, revenues from One2One were Pound Sterling 30 million and purchases were Pound Sterling 41 million.

CWC ConsumerCo, through ntl (CWC) reinsures its health care claims fund through Pender Insurance Ltd, a wholly owned subsidiary company of Cable and Wireless. The cost of this arrangement is Pound Sterling 3.5 million.

NTL (CWC) SHAREHOLDERS' AGREEMENT
On March 21, 1997, Cable and Wireless, Bell Canada International Telecommunication Holdings, Bell Atlantic, together the Shareholder Companies, and ntl (CWC) entered into an agreement setting out the terms of the relationship among them in respect of ntl (CWC). Under this agreement, the Shareholder Companies have agreed that their group members will enter into contracts with ntl (CWC) only on a normal commercial basis and on arms' length terms.

MANAGEMENT AND TECHNICAL SERVICES AGREEMENT
The Shareholder Companies and ntl (CWC) entered into a management and technical services agreement under which each of the Shareholder Companies provide various services to ntl (CWC) at ntl (CWC)' request, including tax, legal, internal audit, treasury and corporate finance and human resource services. The services which may be provided by ntl (CWC) to each of the Shareholder Companies include payroll and accounting, car fleet management and VAT services. The terms and conditions of any services requested will be negotiated and agreed on an arm's length basis.

SECONDMENT AGREEMENT
The Shareholder Companies and ntl (CWC) have also entered into the Secondment Agreement pursuant to which each of the Shareholder Companies, on the one hand, and ntl (CWC), on the other hand, will, subject to certain conditions, be able to second their employees or employees of their subsidiary undertakings to each other, respectively, or to companies within their respective groups. The fee for any such secondment will broadly be based on the employee's salary, remuneration and other benefits paid or provided to the employee by the providing company.

TAX AGREEMENTS
Under the Tax Sharing Agreement entered into on March 21, 1997 between the Shareholder Companies and ntl (CWC) i) the tax affairs of ntl (CWC) will be managed on a 'stand alone' basis; ii) dividends paid by ntl (CWC) will be paid outside of any election under Section 247 of the Income and Corporation Tax Act 1988; iii) Cable and Wireless will be entitled to surrender, but did not in the year ended March 31, 1999, to ntl (CWC) ACT to the fullest extent permitted by law (such surrender to be for payment); iv) the shareholders will consider proposals to structure such surrenders in such a way as to reduce the tax disadvantage for Bell Atlantic; v) ntl (CWC) will make, at the request of Bell Atlantic, certain elections with regard to its subsidiaries for the purposes of reducing US tax disadvantages to Bell Atlantic, unless such elections would have a detrimental effect on the affairs of ntl (CWC), its subsidiaries, or the other shareholders; vi) ntl (CWC) will consult generally with the shareholders regarding its tax affairs.

CABLE AND WIRELESS LICENCE
Cable and Wireless has granted ntl (CWC) the right to use the 'Cable & Wireless', 'C&W' and Globe Device trade marks (together with other trade marks relating to Cable and Wireless products previously offered by Mercury) in the United Kingdom on a royalty free basis.


34          PRINCIPAL OPERATING SUBSIDIARY UNDERTAKINGS
--------------------------------------------------------------------------------


                                                                 Country of
Subsidiary                                                     incorporation   Holding    Principal activities
------------------------------------------------------------------------------------------------------------------------------------
ntl (Aylesbury and Chiltern) Limited                                  UK        100%      Cable TV and telecommunications provider
ntl (Broadland) Limited                                               UK        100%      Cable TV and telecommunications provider
ntl (County Durham) Limited                                           UK        100%      Cable TV and telecommunications provider
ntl (Ealing) Limited                                                  UK        100%      Cable TV and telecommunications provider
ntl (Fenland) Limited                                                 UK        100%      Cable TV and telecommunications provider
ntl (Greenwich and Lewisham) Limited                                  UK        100%      Cable TV and telecommunications provider
ntl (Hampshire) Limited                                               UK        100%      Cable TV and telecommunications provider
ntl (Harrogate) Limited                                               UK        100%      Cable TV and telecommunications provider
ntl (Harrow) Limited                                                  UK        100%      Cable TV and telecommunications provider
ntl (Kent) Limited                                                    UK        100%      Cable TV and telecommunications provider
ntl (Lambeth and Southwark) Limited                                   UK        100%      Cable TV and telecommunications provider
ntl (Leeds) Limited                                                   UK        100%      Cable TV and telecommunications provider
ntl Wirral Telephone and Cable TV Company                             UK        100%      Cable TV and telecommunications provider
ntl (Norwich) Limited                                                 UK        100%      Cable TV and telecommunications provider
ntl (Peterborough) Limited                                            UK        100%      Cable TV and telecommunications provider
ntl (Southampton and Eastleigh) Limited                               UK        100%      Cable TV and telecommunications provider
ntl (South East) Limited                                              UK        100%      Cable TV and telecommunications provider
ntl (South Hertfordshire) Limited                                     UK        33.3%     Cable TV and telecommunications provider
ntl (South London) Limited                                            UK        100%      Cable TV and telecommunications provider
ntl (Thamesmead) Limited                                              UK        100%      Cable TV and telecommunications provider
ntl (Wandsworth) Limited                                              UK        100%      Cable TV and telecommunications provider
ntl (Wearside) Limited                                                UK        100%      Cable TV and telecommunications provider
ntl (West London) Limited                                             UK        100%      Cable TV and telecommunications provider
ntl (York) Limited                                                    UK        100%      Cable TV and telecommunications provider
ntl CableComms Bolton                                                 UK        100%      Cable TV and telecommunications provider
ntl CableComms Bromley                                                UK        100%      Cable TV and telecommunications provider
ntl CableComms Bury and Rochdale                                      UK        100%      Cable TV and telecommunications provider
ntl CableComms Cheshire                                               UK        100%      Cable TV and telecommunications provider
ntl CableComms Derby                                                  UK        100%      Cable TV and telecommunications provider
ntl CableComms East Lancashire                                        UK        100%      Cable TV and telecommunications provider
ntl CableComms                                                        UK        100%      Cable TV and telecommunications

                                                                Country of
Subsidiary                                                     incorporation   Holding    Principal activities
------------------------------------------------------------------------------------------------------------------------------------
Greater Manchester                                                                        provider
ntl CableComms Macclesfield                                           UK        100%      Cable TV and telecommunications provider
ntl CableComms Oldham and Tameside                                    UK        100%      Cable TV and telecommunications provider
ntl CableComms Solent                                                 UK        100%      Cable TV and telecommunications provider
ntl CableComms Staffordshire                                          UK        100%      Cable TV and telecommunications provider
ntl CableComms Stockport                                              UK        100%      Cable TV and telecommunications provider
ntl CableComms Surrey                                                 UK        100%      Cable TV and telecommunications provider
ntl CableComms Sussex                                                 UK        100%      Cable TV and telecommunications provider
ntl CableComms Wessex                                                 UK        100%      Cable TV and telecommunications provider
ntl CableComms Wirral                                                 UK        100%      Cable TV and telecommunications provider
ntl (CWC) Programming Limited                                         UK        100%      Cable programming company
ntl Communications Services Limited                                   UK        100%      Management company
Two Way TV Limited                                                    UK        50.1%     Development company





35 SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
--------------------------------------------------------------------------------


BASIS OF PREPARATION
CWC ConsumerCo has prepared its combined financial statements in accordance with generally accepted accounting principles in the United Kingdom which differ in certain material respects from US generally accepted accounting principles. The significant differences relate principally to the following items and the adjustments necessary to restate net loss and shareholders' equity in accordance with US generally accepted accounting principles are shown below.

a)    GOODWILL
Under UK generally accepted accounting principles, goodwill arising on acquisitions before April 1, 1998 is eliminated directly against reserves. Goodwill arising on acquisitions after April 1, 1998 is capitalised and amortised through the profit and loss account over the Directors' estimate of its useful economic life, which may be up to 20 years. Under US generally accepted accounting principles goodwill is capitalised and amortised by charges against income up to 20 years.

b)    DEFERRED TAX
Under UK generally accepted accounting principles, provision is made for deferred taxation only when there is a reasonable probability that the liability will arise in the foreseeable future. US generally accepted accounting principles requires full provision for deferred income taxes under the liability method on all temporary differences and, if required, a valuation allowance is established to reduce gross deferred tax assets to the amount which is likely to be realised.

c)    PREMATURITY
Under US generally accepted accounting principles, depreciation of costs in the period between the completion of a portion of the network and the time that expected subscriber numbers are achieved (the prematurity period) are determined in accordance with SFAS 51, "Financial Reporting by Cable Television Companies". This requires that depreciation and capitalisation during the prematurity period be determined by reference to the ratio of the greater of i) the average number of customers expected that month as estimated at the beginning of the prematurity period; ii) the average number of customers that would be attained using at least equal, that is, straight line, monthly progress in adding new customers towards the estimate of customers at the end of the prematurity period; and iii) the average number of actual customers - to the estimated number of customers at the end of the prematurity period. CWC

ConsumerCo follows policies which, because the size of the portion of the network tracked is significantly smaller than a "portion" under SFAS 51, result in no material difference to applying SFAS 51.

Under UK generally accepted accounting principles interest on borrowings used to finance construction of the network is capitalized until that portion of the network is completed, hence no interest on borrowings that continue to finance completed portions of the network in the prematurity period is capitalised. However, US generally accepted accounting principles allow such interest to continue to be capitalised in the prematurity period.

d)    CASH FLOWS
The Cash Flow Statement is prepared in accordance with the UK Financial Reporting Standard No.1 Revised, Cash Flow Statements, referred to as FRS1 Revised, for UK generally accepted accounting principles reporting. Its objective and principles are similar to those set out in Statement of Financial Accounting Standard (SFAS) 95, "Statement of Cash Flows". The principal difference between the standards is in respect of classification. Under FRS 1 Revised, CWC ConsumerCo presents its combined cash flows for: operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment; acquisitions and disposals; equity dividends paid; and financing. SFAS 95 requires only three categories of cash flow activity; operating; investing and financing.

Cash flows arising from taxation and returns on investments and servicing of finance under FRS 1 Revised would, with the exception of dividends paid, be included as operating activities under SFAS 95; dividend payments would be included as a financing activity under SFAS 95. Under FRS 1 Revised, cash is defined as cash in hand and deposits repayable on demand, short term deposits which are readily convertible into known amounts of cash at or close to their carrying value are classified as liquid resources. SFAS 95 defines cash and cash equivalents as cash in hand and short term highly liquid investments with original maturities of three months or less. Cash flows in respect of short term deposits with original maturities exceeding three months are included in investing activities under SFAS 95 and are included in capital expenditure and financial investments under FRS 1 Revised.

e)    DEBT
On May 12, 2000, CWC ConsumerCo issued a 30 day redemption notice to Yankee Bondholders and deposited redemption monies with the Trustee of the Yankee Bonds. This debt was treated as long term under UK GAAP. However, in accordance with US GAAP, CWC ConsumerCo had committed to pay the monies prior to release of these financial statements, therefore this debt is classified as current.

The effects of these different accounting principles are as follows:

An exchange rate of US$1.63 has been used to translate sterling to US dollars. Such translations are for convenience only and should not be construed as representations that the sterling amounts have been converted into US dollars at that or any other rate.

RECONCILIATION OF UK/US GAAP

--------------------------------------------------------------------------------
RECONCILIATION OF UK/US GAAP - NET LOSS
--------------------------------------------------------------------------------

                                                                                   2000                 2000                   1999
                                                                                     $m     Pound Sterling m       Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------------------
NET LOSS AS REPORTED UNDER UK GAAP                                                (269)                (165)                 (135)

US GAAP adjustments:

Amortisation of goodwill                                                          (165)                (101)                 (101)

Capitalisation of Prematurity Interest                                                7                    4                     -

Deferred Tax                                                                       (18)                 (11)                     -
-----------------------------------------------------------------------------------------------------------------------------------
NET LOSS UNDER US GAAP                                                            (445)                (273)                 (236)
===================================================================================================================================

--------------------------------------------------------------------------------
RECONCILIATION OF UK/US GAAP - SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------

                                                                                   2000                 2000                   1999
                                                                                     $m     Pound Sterling m       Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY AS REPORTED UNDER UK GAAP                                     (707)                (434)                (279)

Goodwill                                                                           2,799                1,717                1,818

Capitalisation of Prematurity Interest                                                 7                    4                    -

Deferred Tax                                                                        (18)                 (11)                    -
-----------------------------------------------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY UNDER US GAAP                                                 2,081                1,276                1,539
===================================================================================================================================

--------------------------------------------------------------------------------
COMBINED STATEMENT OF CASH FLOWS UNDER US GAAP
--------------------------------------------------------------------------------

                                                                                   2000                 2000                   1999
                                                                                     $m     Pound Sterling m       Pound Sterling m
-----------------------------------------------------------------------------------------------------------------------------------
Net cash (used) provided by operating activities                                   (31)                 (19)                 (223)

Net cash used in investing activities                                           (1,133)                (695)                 (234)

Net cash provided by financing activities                                         1,099                  674                   355
-----------------------------------------------------------------------------------------------------------------------------------
NET CHANGE IN CASH UNDER US GAAP                                                   (65)                 (40)                 (102)
===================================================================================================================================